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                                                                    EXHIBIT 99.1

                           OMNIA COMMUNICATIONS, INC.
                                     PROXY

   PROXY FOR THIS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 1, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           OMNIA COMMUNICATIONS, INC.

    The undersigned, revoking all prior proxies, hereby appoint(s) Michael A. Champa, Lawrence M. Harding and Peter B. Tarr, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock, Series A preferred stock and Series B preferred stock of Omnia Communications, Inc. ("Omnia") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Omnia to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on July 1, 1999 at 10:00 a.m., local time, and at any adjournment thereof.

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

                    (continued and to be signed on reverse)
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    1. To approve and adopt the Agreement and Plan of Merger dated as of March
15, 1999 between CIENA Corporation, a Delaware corporation ("CIENA"), and Omnia (the "Merger Agreement"), pursuant to which, among other things, (a) Omnia will be merged with and into CIENA with CIENA being the surviving corporation and (b) each outstanding share of common stock, Series A preferred stock and Series B preferred stock of Omnia will be converted into the right to receive shares of CIENA Common Stock.

             [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

    2. To approve the appointment of Robi L. Soni as Stockholder Representative for each stockholder of Omnia receiving shares of CIENA common stock in the merger, pursuant to Section 8.3 of the Merger Agreement.

             [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

[ ] MARK HERE FOR CHANGE OF ADDRESS AND NOTE BELOW

                                          PLEASE DATE AND SIGN EXACTLY AS
                                          NAME(S) APPEAR(S) ON YOUR STOCK
                                          CERTIFICATES. WHEN SHARES ARE HELD BY
                                          JOINT OWNERS, BOTH SHOULD SIGN, WHEN
                                          SIGNING AS ATTORNEY, EXECUTOR,
                                          ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                          PLEASE GIVE TITLE AS SUCH. IF A
                                          CORPORATION OR A PARTNERSHIP, PLEASE
                                          SIGN BY AUTHORIZING PERSON.

                                          Signature:
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                                          Date:
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                                          Signature:
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                                          Date:
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